As filed with the Securities and Exchange Commission on March 13, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ability Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of	(IRS employer
incorporation or organization)	Identification No.)

Ability Inc.

Yad Harutzim 14

Tel Aviv, Israel, 6770007

(Address of Principal Executive Offices) (Zip Code)

Ability Inc. 2015 Long-Term Equity Incentive Plan (including Israeli Sub-Plan)

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name and address of agent for service)

Copies to:

Mark Selinger, Esq. Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Ave. New York, NY 10173 Telephone: (212 547-5400	Zvi Gabbay Barnea & Co. Electra City Tower 58 HaRakevet St. Tel Aviv 6777016, Israel Tel: +972-3-640-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, par value $0.001 per share	1,668,887	(3)	$1.835	(2)	$3,062,407.65	$371.16
Total	1,668,887		N/A		$3,062,407.65	$371.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for purposes of calculating the filing fee pursuant to Rule 457 (c) and (h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low prices per share of the registrant’s ordinary shares as reported on the Nasdaq Capital Market on March 11, 2019.

(3)

Represents the additional ordinary shares, par value $0.001 per share (the “Ordinary Shares”) subject to future grants under the Registrant’s Ability Inc. 2015 Long-Term Equity Incentive Plan, as amended (the “Plan”).

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Ability Inc. (the “Registrant”) to register an additional 1,668,887 Ordinary Shares for issuance under the Plan. The Plan was amended by the Board on February 17, 2019 to increase the number of Ordinary Shares authorized for issuance under the Plan by 1,668,887 shares, and was renamed the Ability Inc. 2015 Long-Term Equity Incentive Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-228465), filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2018, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the SEC. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with or furnished to the SEC by the registrant, are incorporated herein by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on April 30, 2018;

(b)	the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form F-3 (File No. 333-226288) under the heading “Description of Ordinary Shares”, filed with the SEC on July 23, 2018, including any amendment or report filed for the purpose of updating such description; and

(c)	The Registrant’s reports of foreign private issuer on Form 6-K furnished with the SEC on January 17, 2018, February 27, 2018, March 21, 2018, April 30, 2018, July 6, 2018, July 11, 2018, July 13, 2018, August 7, 2018, August 14, 2018, August 16, 2018, August 16, 2018, September 18, 2018, September 25, 2018, November 19, 2018, November 21, 2018, November 23, 2018, November 28, 2018, December 12, 2018, December 21, 2018, December 26, 2018, December 26, 2018, December 28, 2018, January 10, 2019 and January 15, 2019.

In addition, all reports and other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that a provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provide for indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No indemnified person is liable to the Registrant for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such indemnified person. No person is found to have committed actual fraud or willful default unless or until a court of competent jurisdiction has made a finding to that effect. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling it pursuant to these provisions, the Registrant has been been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Under the Registrant’s amended and restated memorandum and articles of association, its directors, on behalf of the Registrant, may purchase and maintain insurance for the benefit of any director or other officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to us.

The Registrant has procured a directors’ and officers’ liability & company reimbursement insurance policy for its officers and directors and our subsidiaries, with an aggregate limit of liability for all losses of $20.0 million.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1	Amended and Restated Memorandum and Articles of Association of Ability Inc. (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed on April 30, 2018)
5.1*	Opinion of Maples and Calder as to the legality of the securities being registered (including consent)
23.1*	Consent of Ziv Haft, a member firm of BDO, as independent registered public accounting firm of the registrant
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1*	Ability Inc. 2015 Long-Term Equity Incentive Plan
99.2	Israeli Sub-Plan to the 2015 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 4.12 of the Registrant’s Annual Report on Form 20-F filed on May 2, 2016)

* Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)	The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on the 13th day of March, 2019.

Ability Inc.

By:	/s/ Anatoly Hurgin
Name:	Anatoly Hurgin
Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned officers and directors of Ability Inc., hereby severally constitute and appoint Anatoly Hurgin and Avi Levin and each of them, as our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anatoly Hurgin	Chief Executive Officer and Chairman of the Board of Directors	March 13, 2019
Anatoly Hurgin	(Principal Executive Officer)

/s/ Avi Levin	Chief Financial Officer	March 13, 2019
Avi Levin	(Principal Financial Officer & Principal Accounting Officer)

/s/ Alexander Aurovsky	Chief Technology Officer and Director	March 13, 2019
Alexander Aurovsky

/s/ Avraham Dan	Director	March 13, 2019
Avraham Dan

/s/ Naftali Granot	Director	March 13, 2019
Naftali Granot

/s/ Limor Beladev	Director	March 13, 2019
Limor Beladev

/s/ Yair Cohen	Director	March 13, 2019
Yair Cohen

/s/ Joseph Tenne	Director	March 13, 2019
Joseph Tenne

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ability Inc. has signed this Registration Statement on this March 13, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Authorized Representative